Exhibit 99.1

NEWS RELEASE

Visa Inc. Announces Results of Stockholder Vote

SAN FRANCISCO, CA – December 16, 2008 – Visa Inc. (NYSE:V) today held a Special Meeting of Stockholders in San Francisco, California.

Visa is pleased to announce the proposal to amend and restate our Certificate of Incorporation to permit greater flexibility in funding our retrospective responsibility plan, to remove obsolete provisions, to modify the standards of independence applicable to our directors and to make other clarifying modifications, was approved by the holders of more than two-thirds of the outstanding shares of each class of Visa’s common stock.

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About Visa:    Visa operates the world’s largest retail electronic payments network providing processing services and payment product platforms. This includes consumer credit, debit, prepaid and commercial payments, which are offered under the Visa, Visa Electron, Interlink and PLUS brands. Visa enjoys unsurpassed acceptance around the world and Visa/PLUS is one of the world’s largest global ATM networks, offering cash access in local currency in more than 170 countries. For more information, visit www.corporate.visa.com

Contacts:

Victoria Hyde-Dunn, Investor Relations

Visa Inc.

Tel: +1 415 932 2213

E-mail: ir@visa.com

Paul Cohen, Media Relations

Visa Inc.

Tel: +1 415 932 2564

E-mail: globalmedia@visa.com